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                                  EXHIBIT 6(b)

              BY-LAWS OF CANADA LIFE INSURANCE COMPANY OF AMERICA


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                                                     EXHIBIT 6(b)

                              CANADA LIFE INSURANCE

                               COMPANY OF AMERICA
                               ------------------

                                     BY-LAWS
                                     -------


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

                               TABLE OF CONTENTS
                                                                              Page
                                                                              ----
ARTICLE  I.  SHAREHOLDERS ...................................................  1

         1.  Annual Meeting .................................................  1

         2.  Special Meetings ...............................................  1

         3.  Place of Meetings ..............................................  1

         4.  Notice of Meetings .............................................  1

         5.  Waiver of Notice ...............................................  2

         6.  Inspectors of Election .........................................  2

         7.  List of Shareholders at Meetings ...............................  2

         8.  Qualification of Voters ........................................  3

         9.  Quorum of Shareholders .........................................  3

         10. Proxies ........................................................  4

         11. Vote or Consent of Shareholders ................................  4

         12. Fixing Record Date .............................................  5

ARTICLE II.  BOARD OF DIRECTORS .............................................  5

         1.  Power of Board and Qualification
               of Directors .................................................  5

         2.  Number of Directors ............................................  6

         3.  Election and Term of Directors .................................  6

         4.  Quorum of the Board;
             Action by the Board ............................................  6

         5.  Meetings of the Board ..........................................  7


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

         6.  Resignations ...................................................  8

         7.  Removal of Directors ...........................................  8

         8.  Newly Created Directorships and
               Vacancies ....................................................  8

         9.  Compensation of Directors ......................................  8

         10. Indemnification ................................................  8

ARTICLE III. COMMITTEES .....................................................  9

         1.  Committees of the Board of Directors............................  9

         2.  Conduct of Business.............................................  9

ARTICLE IV.  OFFICERS .......................................................  9

         1.  Officers .......................................................  9

         2.  Term of Office and Removal .....................................  10

         3.  Powers and Duties ..............................................  10

         4.  Maintenance of Books and Records................................  10

         5.  Reliance on Books and Records...................................  11

         6.  Checks, Notes, Etc. ............................................  11

         7.  Compensation of Officers .......................................  11

ARTICLE V.   FORM OF CERTIFICATES AND LOSS AND
             TRANSFER OF SHARES .............................................  11

         1.  Form of Share Certificates......................................  11

         2.  Transfer of Shares .............................................  12

         3.  Lost, Stolen or Destroyed Share
               Certificates .................................................  12


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
ARTICLE VI.  CONFLICTS ......................................................  12

ARTICLE VII. NOTICES, WAIVERS, AND MANNER OF
             ACTING..........................................................  13

         1.  Notices.........................................................  13

         2.  Waivers.........................................................  13

         3.  Action Without a Meeting .......................................  13

         4.  Participation in Meetings by
              Conference Telephone ..........................................  13

ARTICLE VIII. OTHER MATTERS .................................................  14

         1.  Corporate Seal .................................................  14

         2.  Fiscal Year ....................................................  14

         3.  Facsimile Signatures ...........................................  14

         4.  Time Periods ...................................................  14

         5.  Amendments .....................................................  14

         6.  Registered Shareholders ........................................  15

         7.  Execution of Documents under Seal ..............................  15

         8.  Execution of Other Documents ...................................  15


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                                    ARTICLE I

                                  SHAREHOLDERS

       SECTION 1. Annual Meeting. A meeting of shareholders for the election of directors and the transaction of other business shall be held annually on the Friday immediately following the last Thursday in February of each year at a time to be designated by the Board of Directors.

       SECTION 2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or the President or the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting; and shall be held at such time as may be fixed in the call and stated in the notice of meeting.

       SECTION 3. Place of Meetings. Meetings of shareholders shall be held at such place, within or without the State of Michigan, as designated by the Board of Directors.

       SECTION 4. Notice of Meetings. Notice of each meeting of shareholders shall be in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. In the ease of special meetings, the notice shall also state that it is being issued by or at the direction of the person or persons calling the meeting.

       A copy of the notice of any meeting shall be given, personally or by mail. at least 21 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

       When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the preceding paragraphs of this SECTION 4.


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       SECTION 5.   Waiver of Notice.  Notice of meeting need not be given to
any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

       SECTION 6. Inspectors of Election. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

       The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenqe, question or matter determined by them and execute a certificate of any fact found by them.
Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

       SECTION 7. List of Shareholders at Meetings. A list of shareholders as of the record date. certified by the Secretary or any Assistant Secretary or by the transfer agent, if any, shall be open to the examination of any such shareholder at any meeting of shareholders for any purpose germane to the meeting or upon the request of the shareholder during ordinary business hours for a period of at least 10 days prior to the meeting. If the right to vote at any meeting is challenged, the inspectors of election,or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting,


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and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

       SECTION 8. Qualification of Voters. Every shareholder of record of capital stock of the corporation shall be entitled at every meeting of shareholders to one vote for every one share of capital stock registered in his name on the stock records of the Corporation.

       Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

       Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

       A shareholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

       SECTION 9. Quorum of Shareholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.

       When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

       If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

       In the event of such adjournment, the meeting may be held as adjourned without further notice, if a quorum is then present. If a notice of any adjourned special meeting of shareholders is sent to all shareholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.


                                       3


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       SECTION 10.  Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

       Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

       The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

       SECTION 11. Vote or Consent of Shareholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

       Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law. be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

       All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or the shareholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairperson of the meeting.

       Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.


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       SECTION 12.  Fixing Record Date.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

       When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this SECTION 12, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

       SECTION 1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed by the Board of Directors, each of whom shall be at least eighteen years of age. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

       (1)    To declare dividends from time to time in accordance with law;

       (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

       (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured. and to do all things necessary in connection therewith;

       (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time and being;


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       (5)    To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

       (6) To adopt from time to time such stock, Option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

       (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

       (8) To adopt from time to time regulations, not inconsistent with these By-Laws, for the management of the Corporation's business and affairs; and

       (9) To carry out the purposes of the Corporation as set forth in the Articles of Incorporation.

       SECTION 2. Number of Directors. The number of directors constituting the whole Board shall not be less than five nor more than twenty-one. Within such limits, the number of directors may be fixed from time to time by vote of a majority of the whole Board at any regular or special meeting, except that the first Board, as appointed in the Articles of Incorporation of the Corporation, shall consist of nine directors. She term of any incumbent director shall not be reduced by any decrease in the number of directors.

       SECTION 3. Election and Term of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified. A majority or more of the directors may elect from among their number a Chairman and a Vice Chairman of the Board to carry out such duties as the Board may from time to time assign.

       SECTION 4. Quorum of the Board; Action by the Board. The presence of a majority or more of the directors constituting the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of such vote, if a quorum is then present, shall be the act of the Board.

       Whenever the Board of Directors is required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken,


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signed by all of the directors of the Corporation. Written consent thus given shall have the same effect as a unanimous vote of the Board of Directors.

       SECTION 5. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year directly after adjournment of the annual shareholders' meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the Chairman or any two directors.

       Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

       The Chairman or, in his absence, the Vice Chairman, shall preside at all meetings of the Board of Directors, provided that if a Chairman or a Vice Chairman is elected but is absent or unable to preside at meetings of the Board, or if no Chairman or Vice Chairman is elected, the President shall preside at such meetings.

       Meetings of the Board of Directors shall be held at such place, within or without the State of Michigan, as from time to time may be fixed by resolution of the Board for annual and regular meetings and in the notice of meeting for special meetings.

       No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director by mail at least 48 hours before the time of the meeting or by delivery personally in writing by means of electronic transmission or by telephone at least 12 hours before the time of the meeting.

       Notice of a meeting of the Board of Directors need not be given to any director who summits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

       A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.


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

       A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

       SECTION 6. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

       SECTION 7. Removal of Directors. Any or all of the directors may be removed for cause by action of the Board of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders.

       SECTION 8. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of directors by shareholders without cause shall be filled by the shareholders. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

       SECTION 9. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

       SECTION 10. Indemnification. In addition to any indemnification to which a person may be entitled to under common law or otherwise, each person who is or was a director, an officer, or an employee of this Corporation, or is or was serving at the request of the Corporation as a director, an officer, a partner, a trustee, or an employee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether profit or not, shall be indemnified by the Corporation to the fullest extent permitted by the laws of the State of Michigan as they may be in effect from time to time. This Corporation may purchase and maintain insurance on behalf of any such person against any liability asserted against and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify such person against such liability under the laws of the State of Michigan.

                                   ARTICLE III

                                   COMMITTEES

       SECTION 1. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

       SECTION 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV

                                    OFFICERS

       SECTION 1. Officers. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect or appoint a President, a Secretary, and a Treasurer provided, however, that the Board may at any time elect or appoint one or more Vice Presidents, and from time to


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

time may elect or appoint such other officers. agents and employees as it may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary.

       SECTION 2. Term of Office and Removal. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, the term of office of each officer shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, but his election or appointment as an officer shall not of itself create contract rights.

       SECTION 3. Powers and Duties. The officers, agents and employees of the Corporation shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation as from time to time may be prescribed by the Board of Directors and, to the extent not so prescribed. they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices. Securities of other corporations held by the Corporation may be voted by any officer designated by the Board of Directors and, in the absence of any such designation, by the President, any Vice President, the Secretary or the Treasurer. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

       SECTION 4. Maintenance of Books and Records. The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation's business and affairs, minutes of proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, with copies thereof as appropriate, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and the Commissioner of Insurance for the State of Michigan and other states or jurisdictions empowered to impose such requirements.

       SECTION 5. Reliance on Books and Records. A director or an officer of the Corporation, when acting in good faith, may rely upon the opinion of counsel for the Corporation, upon the report of an independent appraiser selected with reasonable care by the Board, or upon financial statements of the Corporation represented to be correct by the President or the officer of the Corporation having charge of its books of account, or stated in a written report of an independent public, certified, or chartered accountant or firm of such accountants fairly to reflect the financial condition of the Corporation.

       SECTION 6. Checks, Notes, Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments, for the payment of money, shall be signed on behalf of the Corporation by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

       SECTION 7. Compensation of Officers. Officers shall receive such salaries as may be fixed from time to time by the Board of Directors.

                                    ARTICLE V

                              FORM OF CERTIFICATES
                              AND LOSS AND TRANSFER
                                    OF SHARES

       SECTION 1. Form of Share Certificates. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

       Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares authorized to be issued.

       SECTION 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by his duly authorized attorney, by delivery for cancellation of a certificate or certificates for the same number of shares, with proper endorsement consisting of either a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, either written thereon or attached thereto, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Such endorsement may be either in blank or to a specified person, and shall have affixed thereto all stock transfer stamps required by law. Any transfer of shares shall be subject to the holding company provisions of Chapter 13 of the Michigan Insuance Code. MCLA 500.1301 et seq.

       SECTION 3. Lost, Stolen or Destroyed Share Certificates. No certificate or certificates for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed. except upon production of such evidence of the loss. theft or destruction, and upon such indemnification and payment of costs of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                                    CONFLICTS

       A director or officer of the Corporation shall not knowingly and intentionally, directly or indirectly. receive any money or valuable thing for negotiating, procuring, recommending, or aiding in any purchase by or sale to the Corporation of any property or any loan From the Corporation, or be pecuniarily interested, either as principal, co-principal, agent, or beneficiary in any such purchase, sale. Or loan, except as otherwise allowed under Section 5252 of the Michigan Insurance Code of 1954, as amended, being MCLA 500.5252; MSA 24.15252.


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

                                   ARTICLE VII

                      NOTICES, WAIVERS AND MANNER OF ACTING

        Except as otherwise specifically provided elsewhere in these Bylaws, the provisions of this Article VII shall apply:

       SECTION 1. Notices. Whenever notice is required to be given to any shareholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or by letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram to the extent and under the circumstances permitted by law, addressed to such shareholder, director, officer, or agent at his or her address as the same appears on the books of the Corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

       SECTION 2. Waivers. A written waiver of any notice, signed by a shareholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer, or agent the extent not prohibited by law. Unless otherwise required by law, neither the business nor the purpose of any meeting need be specified in such a waiver.

       SECTION 3. Action Without a Meeting. Any action required or permitted at any meeting of shareholders or directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the shareholders or directors or committee members entitled to vote thereon consent thereto in writing.

       SECTION 4. Participation in Meetings by Conference Telephone. A shareholder, director, or committee member may participate in a meeting by a conference telephone or similar communications equipment by which all persons participating in the meeting may hear each other. Such participation shall constitute presence at such meeting.

                                  ARTICLE VIII

                                  OTHER MATTERS

       SECTION 1. Corporate Seal. The Board of Directors may provide a suitable seal, which shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine. In lieu of the corporate seal, when so authorized by the Board, or a committee thereof, duplicates of the seal or facsimiles of the seal may be kept and may be affixed or impressed or reproduced in any other manner by the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer, or such other officer designated by the board.

       SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

       SECTION 3. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

       SECTION 4. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

       SECTION 5. Amendments. By-Laws of the Corporation may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-Laws may also be amended, repealed, or adopted by the Board of Directors, but any by-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided.

       If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

       SECTION 6. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

       SECTION 7. Execution of Documents under Seal. All documents not relating to transactions involving real property to which the seal of the Corporation is attached shall be signed by (1) any two of the Chairman, Vice Chairman, President, a Vice-President who is a Director or any Director or officer designated by the Board for that purpose; or by any one of such persons. and (2) any Vice-President who is not a Director or such other officer as may be designated by the Board from time to time for that purpose. Any document relating to transactions involving real property to which the seal of the Corporation is attached may be signed by any two of such officers as may be designated by the Board from time to time for that purpose.

       SECTION 8. Execution of Other Documents. Contracts, documents or instruments in writing requiring execution by the Corporation may be signed by any two of the officers of the Corporation and such other person or persons designated by any two of the Chairman of the Board, President and Vice-Presidents of the Corporation and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board of Directors is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writings" as used in this by-law shall include deeds, mortgages, charges, conveyances, transfers and assignment of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

                                                                      SCHEDULE B

                               COPYRIGHT 1930 BY
                             DWIGHT & M. H. JACKSON
                                    CHICAGO
                                 PATENT PENDING

                  INCORPORATED UNDER THE LAWS OF THE STATE OF

                           _______________________

   NUMBER                         [EMBLEM]                            SHARES

_____________                                                       ____________

       AUTHORIZED CAPITAL _______________ SHARES ______________ PAR VALUE

THIS CERTIFIES THAT ____________________________________________ IS THE OWNER OF

___________________________________________________ FULL PAID AND NON-ASSESSABLE

SHARES OF THE CAPITAL STOCK OF _________________________________________________

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND SEALED WITH THE SEAL OF THE CORPORATION.

THIS ______________________ DAY              OF ____________________ A.D. 19___

_______________________________    [SEAL]     _________________________________
                    SECRETARY                                       PRESIDENT

                            (C)DWIGHT & M. H. JACKSON
                             CORPORATION SUPPLY CO.
                               205 W. RANDOLPH ST.
                            CHICAGO, ILLINOIS 60606

         (RESERVE THIS SPACE TO PASTE BACK CANCELLED STOCK CERTIFICATE)

CERTIFICATE NO ____________ FOR __________ SHARES

          _______________________________________

                 DATED ___________________ 19 ___

ISSUED TO _______________________________________

          _______________________________________

          _______________________________________

          _______________________________________

RECEIVED THIS CERTIFICATE ________________ 19 ___

          _______________________________________

SURRENDERED THIS CERTIFICATE _____________ 19 ___

          _______________________________________

      IF NOT AN ORIGINAL ISSUE SHOW DETAILS OF TRANSFER BELOW

TRANSFERRED FROM   ORIGINAL CERTIFICATE   NO. OF ORIG   NO. OF SHARES
                      NO.      DATE         SHARES        TRANSF'D

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

     IF THIS CERTIFICATE IS SURRENDERED FOR TRANSFER SHOW DETAILS

NEW CERTIFICATE ISSUED TO             NO. OF NEW          NO. OF SHARES
                                      CERTIFICATE          TRANSFERRED
                                    ___________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

                                                                      SCHEDULE C

                               COPYRIGHT 1930 BY
                             DWIGHT & M. H. JACKSON
                                    CHICAGO
                                 PATENT PENDING

                  INCORPORATED UNDER THE LAWS OF THE STATE OF

                           _______________________

   NUMBER                         [EMBLEM]                            SHARES

_____________                                                       ____________

       AUTHORIZED CAPITAL _______________ SHARES ______________ PAR VALUE

THIS CERTIFIES THAT ____________________________________________ IS THE OWNER OF

___________________________________________________ FULL PAID AND NON-ASSESSABLE

SHARES OF THE CAPITAL STOCK OF _________________________________________________

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND SEALED WITH THE SEAL OF THE CORPORATION.

THIS _______________________ DAY             OF ____________________ A.D. 19___

________________________________    [SEAL]    _________________________________
                    SECRETARY                                      PRESIDENT

                            (C)DWIGHT & M. H. JACKSON
                             CORPORATION SUPPLY CO.
                               205 W RANDOLPH ST.
                            CHICAGO, ILLINOIS 60606

         (RESERVE THIS SPACE TO PASTE BACK CANCELLED STOCK CERTIFICATE)


CERTIFICATE NO ____________ FOR ___________ SHARES

          ________________________________________

                 DATED ___________________, 19 ___

ISSUED TO ________________________________________

          ________________________________________

          ________________________________________

          ________________________________________

RECEIVED THIS CERTIFICATE ________________, 19 ___

          ________________________________________

SURRENDERED THIS CERTIFICATE _____________, 19 ___

          ________________________________________

      IF NOT AN ORIGINAL ISSUE SHOW DETAILS OF TRANSFER BELOW

TRANSFERRED FROM    ORIGINAL  CERTIFICATE   NO. OF ORIG   NO. OF SHARES
                        NO.      DATE         SHARES        TRANSF'D

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

     IF THIS CERTIFICATE IS SURRENDERED FOR TRANSFER SHOW DETAILS

NEW CERTIFICATE ISSUED TO             NO. OF NEW          NO. OF SHARES
                                      CERTIFICATE          TRANSFERRED
                                    ___________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________